EXHIBIT 10.1
AMENDMENT NO. 1 TO CREDIT AGREEMENT AND LIMITED WAIVER NO. 1
AMENDMENT NO. 1 AND LIMITED WAIVER NO. 1 TO THE CREDIT AGREEMENT, dated as of November 5, 2016 (this “Amendment”) among Cognizant Technology Solutions Corporation (the “Borrower”), the Lenders party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent. Each capitalized term used herein and not defined herein shall have the meaning ascribed thereto in the Credit Agreement referred to below.
WITNESSETH
WHEREAS, the Borrower, the Lenders, the Administrative Agent and certain other Persons are parties to that certain Credit Agreement, dated as of November 20, 2014 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and
WHEREAS, the Borrower has requested that (a) the Administrative Agent and the Required Lenders agree to amend the Credit Agreement to provide for certain amendments and (b) the Required Lenders waive certain Defaults or Events of Default that may currently exist under (I) Article VIII of the Credit Agreement to the extent, and solely to the extent, such Defaults or Events of Default are due to the representation and warranty in Section 5.10 of the Credit Agreement proving to have been materially incorrect as of any date such representation and warranty was made or deemed made solely as a result of the Disclosed Matters (as defined in Section 1 below) and (II) due to the failure to provide notice to the Administrative Agent pursuant to Section 6.03(a) of the Credit Agreement relating specifically to the Disclosed Matters (such Defaults and Events of Default, to the extent existing on or prior to, but not after, the date hereof, the “Specified Defaults”).

NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and without waiving (except to the extent set forth herein) any existing or future rights or remedies which the Administrative Agent, and the Lenders may have against the Borrower or any other Loan Party, the Administrative Agent and the Lenders party hereto are willing to agree to so amend and waive certain provisions of the Credit Agreement on the terms and subject to the conditions expressly set forth herein.
1.    Amendments to the Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Borrower, the Lenders party hereto and the Administrative Agent each agree that:
(a) Section 1.01 of the Credit Agreement shall be and hereby is amended as of the date hereof by inserting the following definitions in proper alphabetical order:
““Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.”
““Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.”
““Disclosed Matters” means the actions, proceedings and other matters relating to the Borrower’s and its Subsidiaries’ facilities in India occurring before the First Amendment Effective Date and specifically disclosed on Schedule 5.10.”
““EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.”

““EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
““EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.”
““EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.”
“”First Amendment Effective Date” means November 5, 2016.”
““Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.”
(b) Section 1.01 of the Credit Agreement shall be and hereby is amended as of the date hereof by inserting in the definition of Defaulting Lender a new clause (e) which shall state “has become the subject of a Bail-In Action”.
(c) The first sentence of Section 5.10 of the Credit Agreement shall be and hereby is amended and restated in its entirety as follows:

“The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective directors, officers and employees, and to the best knowledge of the Borrower, its affiliates and agents, (i) (a) except for the Disclosed Matters, have not engaged in any activity or conduct that would violate any applicable Anti-Corruption Laws in any material respect and are in compliance with Anti-Corruption Laws in all material respects and (b) are in compliance with applicable Sanctions and (ii) are not engaged in any activity that would reasonably be expected to result in the Borrower being designated as a Sanctioned Person.”
(d) A new Schedule 5.10 is hereby added to the Credit Agreement in the form attached hereto as Exhibit A.
(e) A new Section 11.19 is hereby added to the Credit as set forth below.

“Section 11.19. Acknowledgment and Consent to Bail-In of EEA Financial Institutions.
Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b) the effects of any Bail-In Action on any such liability, including, if applicable:
(i) a reduction in full or in part or cancellation of any such liability;
(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.”
2.     Waiver. Subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Lenders party hereto hereby waive any Specified Default and any right, power or remedy under the Credit Agreement, the Loan Documents or any other documents, instruments and agreements executed and/or delivered in connection with the Credit Agreement to the extent such right, power or remedy is based solely and directly upon the occurrence of a Specified Default.

3.     Conditions to Effectiveness. The amendment to the Credit Agreement set forth in Section 1 and the waiver set forth in Section 2 shall become effective as of the date hereof upon:
(a)the Administrative Agent’s receipt of counterparts of this Amendment executed by each Borrower, the Administrative Agent and the Required Lenders;
(b)Administrative Agent shall have received a certificate signed by a duly authorized officer of the Borrower to the effect that, after giving effect to this Amendment: (i) the representations and warranties contained in Article III of the Credit Agreement, as amended hereby, and each of the other Loan Documents are true and correct in all material respects on and as of the date of such certificate as though made on and as of each such date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date), and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects (in each case excluding any inaccuracy constituting, or resulting directly from, a Specified Default); and (ii) no Default or Event of Default has occurred and is continuing or would result therefrom; and
(c)the Borrower shall have reimbursed the Administrative Agent and its counsel for all reasonable costs and expenses in connection with this Amendment.
4.     Representations and Warranties. The Borrower represents and warrants to each Lender and the Administrative Agent as of the date hereof:
(a)The Borrower has the legal power and authority to execute and deliver this Amendment and the officer of the Borrower executing this Amendment has been duly authorized to execute and deliver the same and bind the Borrower with respect to the provisions hereof.
(b)This Amendment has been duly executed and delivered by the Borrower.
(c)This Amendment and the Credit Agreement as modified hereby (the “Amended Agreement”) each constitutes the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with their terms (except as enforceability may be limited by bankruptcy, insolvency, reorganization, examinership, moratorium or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law).
(d)The execution and delivery by the Borrower of this Amendment, the performance by the Borrower of its obligations under the Amended Agreement and under the other Loan Documents to which it is a party and the consummation of the transactions contemplated by the Amended Agreement and the other Loan Documents: (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents, (ii) will not violate any material Requirement of Law applicable to the Borrower or any of its Subsidiaries, (iii) will not violate or result in a default under any material indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or the assets of the Borrower or any of its Subsidiaries, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, (iv) will not contravene the terms of any certificates of incorporation, by-laws or other organizational or governing documents of the Borrower, and (v) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, except Liens created pursuant to the Loan Documents and Permitted Liens.
(e)    The Borrower hereby reaffirms all covenants, representations and warranties made by it in the Amended Agreement and the other Loan Documents and agrees and confirms that, after giving effect to this Amendment, all such representations and warranties are true and correct in all material respects as of the date of this Amendment (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date), and that any representation or warranty which is subject to any materiality qualifier is true and correct in all respects.
(f)    The Borrower has caused to be conducted a thorough review of the terms of this Amendment, the Credit Agreement and the other Loan Documents and the Borrower’s and its Subsidiaries’ operations since the Effective Date and, as of the date hereof after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

5.     Reference to and Effect on the Credit Agreement.
(a)On and after the effective date hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement as modified by Section 1 above.
(b)Except as specifically waived or modified above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.
(c)The execution, delivery and effectiveness of this Amendment shall not, unless and except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith. For the avoidance of doubt, the waiver provided pursuant to Section 2 hereof is limited to the Disclosed Matters and the Specified Defaults, and nothing herein shall operate as a waiver of any Default or Event of Default arising after the date hereof.
6.     Costs and Expenses. The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as Intralinks) of the credit facilities provided for herein and in the Credit Agreement as amended hereby, and in connection with the preparation, arrangement, execution and enforcement of this Amendment and all other instruments, agreements and other documents executed in connection herewith.
7.     Governing Law. ANY DISPUTE BETWEEN THE BORROWER AND ANY OTHER PARTY HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AMENDMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

8.Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

9.Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart. A facsimile or electronic signature page hereto sent to the Administrative Agent or the Administrative Agent’s counsel shall be effective as a counterpart signature provided each party executing such a facsimile counterpart agrees, if requested, to deliver originals thereof to the Administrative Agent.

10.No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Amendment, the Credit Agreement and the other Loan Documents. In the event an ambiguity or question of intent or interpretation arises, this Amendment, the Credit Agreement and the other Loan Documents shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Amendment, the Credit Agreement or any of the other Loan Documents.

11.Amendment Constitutes Loan Document. This Amendment shall constitute a “Loan Document” for purposes of the Credit Agreement and the other Loan Documents.

12.Reaffirmation of Guaranty. The Borrower hereby ratifies, confirms and reaffirms its obligations and agreements under Article X of the Credit Agreement.

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION, as the Borrower

By:	/s/ Karen McLoughlin
Name:	Karen McLoughlin
Title:	Chief Financial Officer

JPMORGAN CHASE BANK, N.A., as the Administrative Agent

By:	/s/ Daglas P Panchal
Name:	Daglas P Panchal
Title:	Vice President

JPMORGAN CHASE BANK, N.A., as Lender

By:	/s/ Daglas P Panchal
Name:	Daglas P Panchal
Title:	Vice President

Citibank, N.A., as Lender

By:	/s/ James M. Walsh
Name:	James M. Walsh
Title:	Vice President & Managing Director

THE NORTHERN TRUST COMPANY, as Lender

By:	/s/ Nicholas Bozich
Name:	Nicholas Bozich
Title:	Officer

Barclays Bank PLC, as Lender

By:	/s/ Jake Lam
Name:	Jake Lam
Title:	Assistant Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Lender

By:	/s/ Judith Smith
Name:	Judith Smith
Title:	Authorized Signatory

By:	/s/ Joan Park
Name:	Joan Park
Title:	Authorized Signatory

BRANCH BANKING AND TRUST COMPANY, as Lender

By:	/s/ Steven Thompson
Name:	Steven Thompson
Title:	Assistant Vice President

The Bank of Tokyo-Mitsubishi UFJ, as Lender

By:	/s/ Lillian Kim
Name:	Lillian Kim
Title:	Director

Bank of America, N.A., as Lender

By:	/s/ Laura H. McAulay
Name:	Laura H. McAulay
Title:	Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Karen H. McClain
Name:	Karen H. McClain
Title:	Managing Director

TD BANK, N.A., as Lender

By:	/s/ Mark Hogan
Name:	Mark Hogan
Title:	Senior Vice President

BANK OF THE WEST, as Lender

By:	/s/ Cecile Segovia
Name:	Cecile Segovia
Title:	Director

BNP Paribas, as Lender

By:	/s/ Mathew Harvey
Name:	Mathew Harvey
Title:	Managing Director

BNP Paribas, as Lender

By:	/s/ Thuy Bui
Name:	Thuy Bui
Title:	Vice President

Sumitomo Mitsui Banking Corporation, as Lender

By:	/s/ James Weinstein
Name:	James Weinstein
Title:	Managing Director

THE BANK OF NEW YORK MELLON, as Lender

By:	/s/ Thomas J. Tarasovich Jr
Name:	Thomas J. Tarasovich, Jr.
Title:	Vice President

SOCIÉTÉ GÉNÉRALE, as Lender

By:	/s/ Nigel Elvey
Name:	Nigel Elvey
Title:	Director, Corporate Credit Group

ROYAL BANK OF CANADA, as Lender

By:	/s/ Kamran Khan
Name:	Kamran Khan
Title:	Authorized Signatory

HSBC Bank USA, as Lender

By:	/s/ Michael Thilmany
Name:	Michael Thilmany
Title:	Director

LLOYDS BANK PLC, as Lender

By:	/s/ Erin Walsh
Name:	Erin Walsh
Title:	Assistant Vice President

By:	/s/ Daven Popat
Name:	Daven Popat
Title:	Senior Vice President

KEYBANK NATIONAL ASSOCIATION, as Lender

By:	/s/ David A. Wild
Name:	David A. Wild
Title:	Senior Vice President

SUNTRUST BANK, as Lender

By:	/s/ Carlos Cruz
Name:	Carlos Cruz
Title:	Vice President

Exhibit A

Schedule 5.10
Disclosed Matters
The Borrower is conducting an internal investigation into whether certain payments relating to the Borrower’s and its Subsidiaries’ owned facilities in India were made improperly and in possible violation of the U.S. Foreign Corrupt Practices Act and other applicable laws.